FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Completes Acquisition of
Biotech International

ARLINGTON, Tenn. - November 15, 2013 - Wright Medical Group, Inc. (NASDAQ: WMGI) today announced that it has completed its acquisition of Biotech International (Biotech), a leading French orthopaedic extremities company. The transaction will significantly expand Wright’s direct sales channel in France and international distribution network and add Biotech’s complementary extremity product portfolio to further accelerate growth opportunities in Wright’s global Extremities business.

Wright previously announced plans on October 16, 2013 to acquire Biotech for an upfront purchase price of approximately $75 million in cash and stock, plus additional milestone payments of up to approximately $5 million in cash, which are payable upon the achievement of certain revenue milestones in 2014 and 2015.

In conjunction with the closing of the transaction, a total of approximately $55 million in cash will be paid, and approximately 742,115 shares of Wright common stock will be issued.  All Wright common stock issued in connection with the transaction is subject to a one-year lockup.

As a result of closing this transaction, the Company anticipates full-year 2013 sales will be toward the high end of its full-year 2013 net sales range of $237 million to $240 million and no change to its adjusted earnings per share from continuing operations range, including stock-based compensation, of $(0.55) to $(0.59) per diluted share, which was previously provided on November 4, 2013.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic company that provides solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to realize the anticipated benefits of the Biotech International acquisition in whole or in part, and unexpected liabilities and/or erroneous financial estimates and projections for the acquired business; failure to realize the anticipated financial and other benefits from the acquisition of BioMimetic Therapeutics, Inc. or a delay in realization thereof; failure to obtain, or a delay in obtaining, FDA approval of Augment Bone Graft, or a material limitation on the scope of such approval; lower than anticipated market acceptance of, or annual market demand for, Augment Bone Graft; failure to obtain necessary approvals, or other intervening events, which could delay or prevent the previously announced sale of our hip/knee business from closing; future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and our ability to deliver timely and effective medical education, clinical studies, and new products.

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